Exhibit 99.2

                                   PPOL, INC.

                        CONSOLIDATED FINANCIAL STATEMENTS

                          QUARTER ENDED JUNE 30, 2009


                                    CONTENTS
                                    --------


ITEM 1:  CONSOLIDATED FINANCIAL STATEMENTS                                (page)
         Consolidated Balance Sheets as of June 30, 2009(unaudited)
            and March 31, 2009                                                1
         Consolidated Statements of Operations and Comprehensive Income
            (Loss) for the three months ended
            June 30, 2009 and 2008 (unaudited) 2 Consolidated
            Statements of Cash Flows for the three months ended
            June 30, 2009 and 2008 (unaudited)                                3
         Notes to Consolidated Financial Statements                           4

ITEM 1: CONSOLIDATED FINANCIAL STATEMENTS

                                   PPOL, INC.
                           CONSOLIDATED BALANCE SHEETS

                    ASSETS                         June 30,          March 31,
                                                     2009              2009
                                                ------------      -------------

CURRENT ASSETS:
  Cash and cash equivalents                     $  2,162,144      $  2,080,999
  Trade accounts receivable                            2,641            11,254
  Inventories                                             --                --
  Deferred costs, current                              7,138
  Prepaid expenses and other current assets           25,115           212,550
                                                ------------      ------------

          Total current assets                     2,197,038         2,304,803

Restricted cash                                   17,086,158        18,435,213
Property and equipment, net                            9,887            10,250
Software, net                                             --                --
Guaranteed deposits                                       --                --
Other assets                                         109,824           186,183
                                                ------------      ------------
                                                $ 19,402,907      $ 20,936,449
                                                ============      ============

LIABILITIES AND SHAREHOLDERS' DEFICIT

CURRENT LIABILITIES:
  Accounts payable                              $    506,425      $    502,407
  Advances received                                       --                --
  Deferred revenue, current                        2,286,031         2,375,904
  Income taxes payable                                    --                --
  Other current liabilities                           57,384           100,518
                                                ------------      ------------

          Total current liabilities                2,849,840         2,978,829

 Advances received, Cube                          17,086,158        18,435,213
                                                ------------      ------------
          Total liabilities                       19,935,998        21,414,042
                                                ------------      ------------

COMMITMENTS AND CONTINGENCIES (NOTE 11)

SHAREHOLDERS' DEFICIT:
  Common Stock; $0.001 par value;
    100,000,000 shares authorized; 205,146
    shares issued and outstanding at
    June 30 and March 31, 2009                           205               205
  Additional paid-in capital                      14,506,867        14,506,867
  Accumulated other comprehensive income           2,969,811         2,971,530
  Accumulated deficit                            (18,009,974)      (17,956,195)
                                                ------------      ------------

          Total shareholders' deficit                533,091          (477,593)
                                                ------------      ------------
                                                $ 19,402,907      $ 20,936,449
                                                ============      ============

              The accompanying notes are an integral part of these
                       consolidated financial statements.

                                        1



                                   PPOL, INC.
      CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (LOSS)


                                                 Three months     Three months
                                                     ended            ended
                                                 June 30, 2009    June 30, 2008
                                                 -------------    -------------
                                                   (Unaudited)      (Unaudited)

REVENUE
  Product sales                                    $    15,999      $ 4,324,677
  Service fee income                                 1,666,109          873,853
                                                   -----------      -----------

          Total revenue                              1,682,108        5,198,530
                                                   -----------      -----------

COSTS AND EXPENSES
  Cost of sales - Products                                  --               --
  Cost of sales - Services                           1,013,850        2,593,407
  Distributor incentives                                (4,174)       1,507,505
  Selling, general and administrative expenses         648,844        1,224,445
                                                   -----------      -----------

          Total costs and expenses                   1,658,520        5,325,357
                                                   -----------      -----------

OPERATING INCOME (LOSS)                                 23,588         (126,827)

OTHER INCOME, net
  Interest income, net                                      --               --
  Other income (expense), net                          (36,614)         (61,560)
                                                   -----------      -----------
          Total other income (expense), net             36,614          (61,560)

INCOME (LOSS) BEFORE INCOME TAXES                      (13,026)        (188,387)
                                                   -----------      -----------

INCOME TAX EXPENSE
   Current                                                                  711
   Deferred                                             40,753          303,200
                                                   -----------      -----------

          Total income tax expense                      40,753          303,911
                                                   -----------      -----------

NET INCOME (LOSS)                                      (53,779)        (492,318)

OTHER COMPREHENSIVE INCOME (LOSS)
          Foreign currency translation                  (1,719)         299,245
                                                   -----------      -----------

COMPREHENSIVE INCOME (LOSS)                        $   (55,498)     $  (193,073)
                                                   ===========      ===========

NET EARNINGS (LOSS) PER COMMON SHARE
     Basic                                         $     (0.26)     $     (2.40)
                                                   ===========      ===========
     Diluted                                       $     (0.26)     $     (2.40)
                                                   ===========      ===========

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING
     Basic                                             205,146          205,146
                                                   ===========      ===========

     Diluted                                           205,146          205,146
                                                   ===========      ===========

NOTE: The effect of options is anti-dilutive and has been omitted from calculation of diluted earnings per share.

              The accompanying notes are an integral part of these
                       consolidated financial statements.

                                        2



                                            PPOL, INC.
                               CONSOLIDATED STATEMENTS OF CASH FLOWS


                                                                        Three months    Three months
                                                                           ended             ended
                                                                       June 30, 2009     June 30, 2008
                                                                        -----------      -----------
                                                                         (Unaudited)     (Unaudited)
                                                                                         (Restated)
CASH FLOWS PROVIDED BY (USED FOR) PROVIDED BY OPERATING ACTIVITIES:
  Net income (loss)                                                     $   (53,779)     $  (492,318)
  ADJUSTMENTS TO RECONCILE NET INCOME (LOSS) TO NET CASH
    PROVIDED BY (USED FOR) OPERATING ACTIVITIES:
     Depreciation and amortization                                              363          329,281
     Loss (gain) on disposal of property and equipment                           --           12,868
     Loss (gain) on devaluation of membership                                    --          133,997
     Deferred income taxes                                                   50,257               --
  CHANGES IN ASSETS AND LIABILITIES:
     (INCREASE) DECREASE IN ASSETS:
     Restricted cash                                                      1,349,055        1,742,433
     Trade accounts receivable                                                8,613          189,547
     Inventories                                                                 --          306,418
     Deferred costs                                                          (7,138)       2,332,642
     Prepaid expenses and other                                             187,435           36,279
    INCREASE (DECREASE) IN LIABILITIES:
     Accounts payable                                                         4,018         (525,060)
     Advances received                                                           --           (1,780)
     Advances received - Cube                                            (1,349,055)      (1,742,433)
     Deferred revenue                                                       (89,873)      (3,235,923)
     Income taxes payable                                                        --           (6,010)
     Other current liabilities                                              (43,134)        (109,700)
                                                                        -----------      -----------

          Net cash provided by operating activities                          56,762       (1,029,759)
                                                                        -----------      -----------

CASH FLOWS (USED FOR)PROVIDED BY INVESTING ACTIVITIES:
    Purchase of property and equipment                                                            --
    Receipt on Sale of property and equipment                                                 30,911
    Net change in lease deposits                                              4,409           96,586
    Other                                                                    71,950               --
                                                                        -----------      -----------

          Net cash (used for) provided by investing activities               76,359          127,497
                                                                        -----------      -----------

CASH USED FOR FINANCING ACTIVITIES:
    Return of capital to fractional shareholders                                 --               --
                                                                        -----------      -----------

          Net cash used for financing activities                                 --               --
                                                                        -----------      -----------

EFFECTS OF EXCHANGE RATE CHANGES ON CASH AND CASH EQUIVALENTS               (51,976)         395,527
                                                                        -----------      -----------

NET DECREASE IN CASH AND CASH EQUIVALENTS                                    81,145         (506,735)
CASH AND CASH EQUIVALENTS, beginning of period                            2,080,999        2,559,039
                                                                        -----------      -----------

CASH AND CASH EQUIVALENTS, end of period                                $ 2,162,144      $ 2,052,304
                                                                        ===========      ===========

SUPPLEMENTAL CASH FLOW INFORMATION -
     Income taxes paid                                                  $     6,534      $       711
                                                                        ===========      ===========
     Interest paid                                                      $        --      $        --
                                                                        ===========      ===========

                         The accompanying notes are an integral part of these
                                  consolidated financial statements.

                                                  3

                                   PPOL, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (UNAUDITED)


(1) ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

    ORGANIZATION:

          PPOL, Inc. ("PPOL" or the "Company" or "we") (Formerly Diversified Strategies, Inc.), incorporated on May 19, 1993 in California, is primarily engaged in sales of multi-functional telecommunications equipment called SF-70 and U-Phone. The Company operates in one operating segment.

          Using SF-70 and U-Phone, the Company provides original telecommunication services called "UU Online," including SF-70 and U-Phone bulletin board and mail services. The Company also provides various other on-line services through UU Online such as sales of products and services.

    BASIS OF PRESENTATION:

          The Company's present and past subsidiaries in Japan have all maintained their records and prepared their financial statements in accordance with accounting principles generally accepted in Japan. Certain adjustments and reclassifications have been incorporated in the accompanying financial statements to conform to accounting principles generally accepted in the United States of America ("US GAAP"). These adjustments were not recorded in the statutory books of account. The principal adjustments relate to accounting for: (1) revenue and related cost adjustments, (2) compensated absences, and
          (3) deferred assets and liabilities. The accounts of PPOL, on a stand alone basis, are maintained in accordance with US GAAP.

    INCOME TAXES:

          The FASB issued an interpretation of SFAS No. 109, Accounting for Income Taxes ("FIN 48") and prescribed a consistent recognition threshold and measurement attribute, as well as criteria for subsequently recognizing, derecognizing and measuring such tax positions for financial statement purposes. The interpretation also requires expanded disclosure with respect to the uncertainty in income taxes. We adopted FIN 48 commencing on April 1, 2007. There is no impact of this interpretation on our Consolidated Financial Statements.

    RECLASSIFICATIONS:

          Certain reclassifications have been made to the prior period consolidated financial statements in order to conform to the current period presentation.

    STOCK BASED COMPENSATION

          The Company grants stock options with an exercise price equal to at least the fair value of the stock at the date of grant.

          Effective, April 1, 2006, the Company adopted the provisions of SFAS 123 (revised 2004), "Share Based Payment" ("SFAS 123R"). This Statement requires a public entity to measure the cost of employee Services received in exchange for an award of equity instruments based on the grant-date fair value of the award. That cost will be recognized over the period during which an employee is required to provide service in exchange for the award - the requisite service period (usually the vesting period). No compensation cost is recognized for equity instruments for which employees do not render the requisite service.

          The Company uses the Black-Scholes option valuation model. The Black-Scholes option valuation model was developed for use in estimating the fair value of traded options which have no vesting restrictions and are fully transferable. In addition, option valuation models require the input of highly subjective assumptions including the expected stock price volatility. Because the Company's employee stock options have characteristics significantly different from those of traded options, and because changes in the subjective input assumptions can materially affect the fair value estimate, in management's opinion, the existing models do not necessarily provide a reliable single measure of the fair value of employee stock options.

          As PPOL has not granted any options during the three months ended June 30, 2008 and 2007, the average risk free interest rate; average volatility factor of the expected market price of the Company's common stock; and an expected life of the options is not presented herein.

(2) GOING CONCERN

    The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. The Company has had recurring losses during two of the last three years, negative cash flows from operations of $2,138,263, $2,749,464, and $1,470,920 for the years ended
    March 31, 2009, 2008 and 2007, respectively, and, as of June 30, 2009, had an accumulated deficit of $18,009,974. The majority of income before income taxes in recent years is attributed to the release of deferred revenue and related costs that are being recognized as income and expense for financial accounting purposes. Deferred revenues and related costs are attributable to
    (1) shipments of our MOJICO machines in prior periods and (2) on-line service fee subscriptions and renewals. Shipments of our MOJICO machines have been negligible during the years ended March 31, 2008, 2007, 2006 and three months ended June 30, 2008.

    During the year ended March 31, 2006, the Company changed from a network marketing plan (Network) method to a direct marketing plan (Direct) method. Under the Network method and through the influence and guidance of Yoshihiro Aota, a member of our Board of Directors ("Board"), the Company generated significant sales of its MOJICO machines. These sales generated significant cash and deferred revenues and costs for the Company. After changing to a direct sales method, however, the Company's sales of its MOJICO have decreased to a negligible level. Further, Mr. Aota has become the chief executive officer of U-World Co., Ltd., a wholly owned subsidiary of K.K. Seagull, a direct competitor of the Company which utilizes a network marketing plan similar to the company's previous marketing plan. U-World is a related party through Mr. Aota who is a member of the Board of both entities.

    Management has been able to adjust the Company's organizational structure to substantially reduce selling, general and administrative costs. The liquidation of deferred costs and deferred revenues will not consume or provide any cash.

    Further, as discussed in detail in Note 9, on February 16, 2007, the Board unanimously approved the divestiture and Spin-Off of its wholly owned operating subsidiary, AJOL, to the Company's shareholders. Following the Spin-Off, the Company will acquire the status of a public shell corporation with no operating business, and will seek merger, acquisition, or other business opportunities. As of the filing date of these consolidated financial statements, the Spin-Off was not completed. Accordingly, the financial statements do not treat AJOL as a discontinued operation.

    These conditions raise substantial doubt about the Company's ability to continue as a going concern. The consolidated financial statements do not include any adjustments that might result from the outcome of these uncertainties should the Company be unable to continue as a going concern.


(3) EARNINGS PER SHARE

                                                    Three months ended
                                                           June 30,
                                                      2009          2008
                                                   ---------      ---------
Components of Basic and Diluted Earnings per Share

Numerator - Net income (loss) (in thousands $)     $     (54)     $     (88)

Denominator

     Basic EPS - weighted average shares
         outstanding                                 205,146        205,146

     Diluted effect of assumed conversion of
         stock-based awards                                0              0

     Diluted EPS adjusted weighted-average
         shares outstanding                          205,146        205,146

Earnings (loss) per share

     Basic EPS                                     $    0.26      $    0.20

     Diluted EPS                                   $    0.26      $    0.20

          At June 30, 2008 and 2007, we did not include stock options to purchase 13,000 shares of common stock in both periods' calculations of diluted earnings per share because their inclusion would be anti-dilutive.

(4) NEW ACCOUNTING PRONOUNCEMENTS

GAAP HIERARCHY

          In May 2008, the FASB issued SFAS No. 162, "The Hierarchy of Generally Accepted Accounting Principles ("SFAS 162"), which identifies the sources of accounting principles and the framework for selecting the principles to be used in the preparation of financial statements of nongovernmental entities that are presented in conformity with generally accepted accounting principles in the United States. The effective date of this statement is 60 days following the SEC's approval of the Public Company Accounting Oversight Board amendments to AU Section 411, The Meaning of Present Fairly in Conformity With Generally Accepted Accounting Principles.

(5) RELATED PARTY TRANSACTIONS

    ADVANCED COMMUNICATIONS

          During the quarters ended June 30, 2009 and 2008, PPOL entered into the following transactions with Advanced Communications K.K., a Japanese corporation that is 79.55% owned by Green Capital which is a majority beneficial owner of the company:

                                                 2009               2008
                                              -----------      -----------
          Information technology services     $   947,417      $ 1,373,492
          Other, net                               (1,097)         (22,886)
                                              -----------      -----------
                                              $   946,320        1,350,606
                                              ===========      ===========

          At June 30, 2009 and 2008, PPOL's accrued liabilities to Advanced Communications were $294,282 and $300,241, respectively.

     SEAGULL

          During the quarter ended June 30, 2009, and 2008 PPOL paid $2,949 and $1,263, for royalty expenses, respectively, to K.K. Seagull, a Japanese corporation and shareholder of 9,269 shares of the Company's common stock.


(6) DEFERRED REVENUES AND DEFERRED COSTS:

          Activity for deferred revenues and deferred costs are contained in the table below:

                                              Deferred Costs                    Deferred Revenues
                                      -------------------------------    -------------------------------
                                        Current        Non-current          Current          Non-current
                                      -----------      --------------     -----------      -------------
Beginning balance, March 31, 2009     $   (13,183)     $           --     $ 2,375,904      $          --
   Additional deferrals                        --                  --       1,018,001                 --
   Released amounts                         7,123                  --      (1,107,693)                --
   Exchange rate effect                       (96)                 --          41,448                 --
                                      -----------      --------------     -----------      -------------
Ending balance, June 30, 2009         $    (6,156)     $           --     $ 2,327,660      $          --
                                      ===========      ==============     ===========      =============

(7) STOCK OPTIONS:

          The Company established a stock option plan in March 2004 (the "2004 Plan"). In accordance with the 2004 Plan, the Company is authorized to issue incentive stock options and non-qualified stock options for up to 20,000 shares of the Company's common stock to employees, directors and consultants. A summary of the Company's stock option plan activity is presented below:

                                                Weighted Average    Aggregate
                                    Options      Exercise Price  Intrinsic Value
                                    -------      --------------  ---------------

Outstanding at March 31, 2008          13,000          $400               --
Granted                                    --            --               --
Exercised                                  --            --               --
Forfeited                                  --            --               --
Expired                                    --            --               --
                                  -----------          ----           ------
Outstanding at June 30, 2009           13,000          $400               --
                                  ===========          ====           ======

The following table summarizes information about the stock options outstanding and exercisable at June 30, 2009:

                                     Options Outstanding                   Options Exercisable
                            --------------------------------------       -----------------------
                                           Weighted
Fiscal                                      Average       Weighted                      Weighted
 Year         Range of                     Remaining       Average                       Average
Options       Exercise                    Contractual     Exercise                      Exercise
Granted        Prices          Options       Life           Price          Options        Price
-------        ------          -------       ----           -----          -------        -----
  2004          $400            12,200       6.75            $400           12,200         $400
  2005          $400               800       7.00            $400              800         $400
  2006            --                --         --              --               --           --
  2007            --                --         --              --               --           --
   2008           --                --         --              --               --           --
   2009           --                --         --              --               --           --
                                ------       ----            ----           ------         ----
Total                           13,000       6.77            $400           13,000         $400
                                ======       ====            ====           ======         ====

          As of June 30, 2009, there was no unrecognized compensation cost related to stock options outstanding. We recognize expense on stock options using a graded vesting method, which recognizes the associated expense based on the timing of option vesting dates.

(8) REVERSE STOCK SPLIT:

          As announced on March 30, 2007, the Board, on February 16, 2007, unanimously voted to authorize a one (1) for one hundred (100) reverse stock split (the "Reverse Split") of the Company's issued and outstanding shares of common stock, and the payment of cash in lieu of fractionalized shares otherwise issuable in connection with the Reverse Split. The Reverse Split provided shareholders owning less than one hundred (100) shares of common stock of the Company (the "Odd-Lot Holders") the benefit of liquidating their relatively small odd-lot holdings for market value without brokers' commissions. This is particularly beneficial to the Odd-Lot Holders given the limited market for and trading in the Company's common stock. The Odd-Lot Holders own less than one percent (1%) of the Company's outstanding common stock. The Reverse Split will allow the Company to purchase and acquire the common stock of approximately 1,088 holders of record of the Company, all of whom reside in the United States and each of whom owns less than one hundred (100) shares of common stock in the Company. The Reverse Split will also save the Company administrative and related costs of sending proxy statements, annual reports, quarterly reports and other communications to the Company's affected shareholders. The Company also believes that the Reverse Split will facilitate and allow for the benefits of the spin-off discussed below. The Reverse Split was effective on April 23, 2007.

          The consolidated financial statements of the Company reflect the effect of the reverse stock split retroactively.

 (9) SPIN-OFF OF AJOL

          On February 16, 2007, the Board unanimously approved a transaction involving the separation of the Company's wholly-owned subsidiary, AJOL, by authorizing the issuance of shares of common stock of AJOL owned by the Company to the stockholders of the Company in proportion to each stockholder's percentage ownership in the Company (the "Spin-Off"). In authorizing the foregoing, the Board considered that the Company's business is operated exclusively in Japan through AJOL, and that there is relatively little or no interest in the Company and its common stock and AJOL in the United States. The Board also considered that a majority of the Company's shareholders reside in Japan. The Board also believes that shareholders of the Company could maximize the value of their shares in the Company by directly holding shares in AJOL, in addition to continuing holding shares in the Company. The Board also considered that AJOL would be in a position to seek and obtain private issuer status in the United States following the Spin-Off, thereby allowing AJOL to seek suspension of any Commission reporting obligations to which it would be subject following the Spin-Off. The Board also concluded that the Spin-Off will allow AJOL to more effectively and efficiently focus on its business in Japan. Based on the foregoing, the Board authorized the transaction whereby the Company will seek divestiture of and Spin-Off AJOL to the stockholders of the Company, pro rata. Following the Spin-Off, the stockholders of the Company will continue to own the same number of shares in the Company that they held pre Spin-Off, and will in addition own AJOL shares in proportion to their percentage ownership in the Company. Following the Spin-Off, the Company will acquire the status of a public shell corporation with no operating business, and will seek merger, acquisition or other business opportunities. The effective date of the Spin-Off and the record date for stockholders to be eligible to receive AJOL shares in the Spin-Off will be determined by the Board, as appropriate, and will be subject to the filing and effectiveness of a registration statement with the SEC, registering the AJOL shares. The Board can provide no assurance that a public market or any market for the AJOL shares or the Company's shares, either in Japan or the United States, will develop or exist or at what price following the Spin-Off.

          As of the filing date of these financial statements, the Spin-Off was not completed. Accordingly, the financial information included herein does not treat AJOL as a discontinued operation. Since the current shareholders of PPOL will be shareholders of AJOL after the Spin-Off, we believe the treatment of AJOL as a continuing operation to be the most appropriate accounting recognition under the given circumstances. Additionally, AJOL will be treated as the surviving entity for accounting purposes even though PPOL will be the surviving entity for legal purposes. It will also provide the reader with more comparable year to year performance information.

          Condensed stand alone balance sheet for PPOL as of June 30, 2009 and 2008 follows:

                                                        2009            2008
                                                    ------------   ------------

          Current assets                            $     50,207   $    180,947
          Investment in AJOL                             253,392        253,392
          Other assets                                     6,870          4,409
                                                    ------------   ------------

              Total assets                          $    310,469   $    438,748
                                                    ============   ============

          Current liabilities                       $     48,134   $    164,021
          Notes payable to AJOL                        1,683,878      1,067,023
                                                    ------------   ------------
              Total liabilities                        1,732,012      1,231,044

          Capital stock and
            additional-paid-in-capital                14,507,072     14,507,072
          Accumulated other comprehensive income       2,344,055      2,344,055
          Accumulated deficit                        (18,272,670)   (17,643,423)
                                                    ------------   ------------

              Total shareholders'
                (deficit) equity                      (1,421,543)      (792,296)
                                                    ------------   ------------

              Total liabilities and shareholders'
                (deficit) equity                    $    310,469   $    438,748
                                                    ============   ============

         Condensed stand alone statement of operations for PPOL for the quarters ended June 30, 2009, and 2008 follows:

                                                    2009           2008
                                                  ---------      ---------

          Service fee income from AJOL             $     --      $      --
          General and administrative expenses      (106,498)      (170,653)
          Other income, net                         (10,848)        44,594
          Income tax expense                             --             --
                                                  ---------      ---------

               Net loss                           $(117,346)     $(126,060)
                                                  =========      =========

(10) CERTIFICATELESS/ELECTRONIC BOOK ENTRY OWNERSHIP

          On February 16, 2007, the Board unanimously voted to authorize an amendment to the Company's By-laws to provide for certificateless/electronic book entry ownership of stock in the Company, such that the Company will not issue stock certificates to evidence the ownership thereof, but that information sufficient to identify ownership in the Company will be entered in electronic form in the books of the Company maintained by its transfer agent. The Company will adopt a system of issuance, recordation and transfer of its shares by electronic or other means not involving any issuance of certificates. The conversion to certificateless ownership will be facilitated by the Company's stock transfer agent. The Company is currently in the process of collecting the physical certificates from shareholders to convert them to electronic book entry.

(11) COMMITMENTS & CONTINGENCIES:

          As of June 30, 2009 the Company had professional consulting service contracts and operating leases in effect which collectively will require payments of $395,604, and 36,898 respectively.

          On October 17, 2005, PPOL's ultimate majority shareholder, Green Capital, filed an action against Capital Aid, Inc., a Japan corporation, and Messrs. Hiroshi Shibakawa, Kenji Nakamura, Yoshiyuki Okamura, Yoshiteru Sazanami, Hiroshi Matsuo, Tokuji Koga and Chizuko Koga (the "Ide Group"), in Tokyo District Court (case no. (wa) 2005-20878) to recover PPOL common share stock certificates (the "PPOL Certificates") registered in the name of Foster Strategic Investment Partnership ("FSIP"), and beneficially owned by Green Capital. The Ide Group maintains physical possession of the PPOL Certificates. Green Capital has alleged in its lawsuit that 1) the Ide Group purchased the PPOL Certificates from a person who was not the owner therefore (or has any right or interest therein); and 2) did not constitute a bona fide purchaser thereof, as such is provided under the Article 131-2 of the Commercial Code of Japan, Green Capital is entitled to the remedy of repossession of the PPOL Certificates at issue. The Ide Group, in turn, has countersued Green Capital, Green Capital's then-CEO, PPOL, PPOL's and AJOL's directors, PPOL's operating subsidiary, AJOL, and Nobuo Takada, a former director and CEO of PPOL, for $9.2 million (1.056 billion yen) plus interest. In its countersuit, the Ide Group alleges Takada had tricked them into buying the PPOL Certificates and borrowing money from them, using the PPOL Certificates as collateral. The Ide Group has alleged in its countersuit that each named counter-defendant conspired with Takada in a series of alleged unlawful and improper transactions resulting in the Ide Group's purchase of the PPOL Certificates and loan to Takada. At the time of the alleged series of transactions, Takada was neither a director nor officer of PPOL or AJOL. Green Capital has also contacted the Tokyo Metropolitan Police Department and has filed a criminal complaint against Nobuo Takada for alleged embezzlement of the PPOL Certificates registered in the name of FSIP and beneficially owned by Green Capital. Green Capital, Green Capital's then-CEO, PPOL, PPOL's and AJOL'S directors, and PPOL's operating subsidiary, AJOL have all denied knowledge of any of the alleged transactions and any improper conduct associated with such alleged transactions. On February 18, 2009, the Tokyo District Court held in its decision in the Countersuit that Takada pay to the Ide Group 956 million yen in damages plus interest. The Court dismissed the Countersuit as to the remaining parties and thereafter, with no appeal by the Ide Group, the decision has been confirmed. On the same day, the Court dismissed the Repossession Lawsuit, however, as the result of an appeal of the dismissal, the Repossession Lawsuit it still pending. Based, in part, on the advice of counsel, PPOL believes the ultimate resolution of this litigation will not have a material impact on the financial position, results of operations or cash flows of PPOL, and its subsidiary.


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

          The company has received a letter from Japanese counsel, Shimon Takagi of the law firm of White & Case, Tokyo, Japan, dated April 21, 2009. Counsel's letter points out that if the KFB or other governmental agency in Japan determines that the Company must comply with registration and reporting obligations in Japan, the Company's failure to do so could result in criminal sanctions. Pending further advice from the Kanto Regional Financial Bureau ("KFB") in Japan, the Company has elected at this time not to proceed with any reporting obligations it may have in Japan.

          In accordance with SFAS No. 5, "Accounting for Contingencies," PPOL reserves for a legal liability when it is both probable that a liability has been incurred and the amount of the loss can be reasonably estimated. At least quarterly PPOL reviews and adjusts these reserves to reflect the impacts of negotiations, settlements, rulings, advice of legal counsel and other information and events pertaining to a particular case. The ultimate outcome of such matters cannot presently be determined or estimated. PPOL's management believes that PPOL has sufficiently reserved for legal matters and that the ultimate resolution of pending matters will not have a material adverse impact on PPOL's consolidated financial position, operating results or cash flows. However, the results of legal proceedings cannot be predicted with certainty. Should PPOL fail to prevail in current legal matters or should one or more of these legal matters be resolved against PPOL, PPOL could be required to pay substantial monetary damages and, its financial position, operating results and cash flows could be materially adversely affected.


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